THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF YOU ARE IN THE UNITED KINGDOM) OR ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT PROFESSIONAL ADVISER.

THIS NOTICE DOES NOT CONSTITUTE AN OFFER FOR SALE OF SECURITIES AND IS BEING FORWARDED TO U.S. PERSONS SOLELY IN THEIR CAPACITY AS BONDHOLDERS (AS DEFINED BELOW) IN CONNECTION WITH THE MEETING (AS DEFINED BELOW). THIS DOES NOT AFFECT THE RIGHT OF BONDHOLDERS TO APPOINT A PROXY TO ATTEND AND VOTE AT THE MEETING IN ACCORDANCE WITH THE APPLICABLE LEGAL AND CONTRACTUAL PROVISIONS.

THIS NOTICE IS MADE TO HOLDERS OF SECURITIES OF A NON-U.S. COMPANY. THE NOTICE IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE THE ISSUER AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT’S JUDGMENT.

THE ISSUER MAY BE RELYING ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PROVIDED BY RULE 802 THEREUNDER AND, ACCORDINGLY, NEITHER THE CONSENT SOLICITATION DESCRIBED IN THE SOLICITATION MEMORANDUM (AS DEFINED BELOW) NOR ANY OFFER OF BONDS (AS DEFINED BELOW) HAVE BEEN OR WILL BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR THE JURISDICTION OF THE UNITED STATES.

NOTICE OF MEETING

To each of the holders of the Bonds (the “Bondholders”) of

Controlinveste International Finance
(incorporated under the laws of Luxembourg as a public limited liability company (société anonyme), with registered office at 37 rue d’Anvers, L-1130 Luxembourg)
with respect to the
€224,000,000 3 per cent. Secured Guaranteed Secured Exchangeable Bonds due 2015
(the “Bonds”)
of
Controlinveste International Finance (the “Issuer”)
and guaranteed by
Banco Comercial Português, S.A. acting through Sucursal Financeira Internacional and exchangeable into Exchange Property initially comprising Shares of Portugal Telecom, SGPS, S.A.

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 3 to the Trust Deed (as defined below) constituting the Bonds and made between the Issuer and Citicorp Trustee Company Limited as trustee for the Bondholders (the “Trustee”), a meeting (the “Meeting”) of the Bondholders convened by Controlinveste International Finance (the “Issuer”) will be held on 6 August 2012 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ at 5.00 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Trust Deed or, as applicable, the Solicitation Memorandum prepared by the Issuer and dated 13 July 2012 (the “Solicitation Memorandum”).

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING (the “Meeting”) of the holders (the “Bondholders”) of the €224,000,000 3 per cent. Secured Guaranteed Exchangeable Bonds due 2015 guaranteed by Banco Comercial Português, S.A. acting through Sucursal Financeira International and exchangeable into Exchange Property which initially comprised shares of Portugal Telecom, SGPS, S.A. issued on 28 January 2010 (the “Bonds”) by Controlinveste International Finance (the “Issuer”) and constituted by a trust deed dated 28 January 2010 (the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited (the “Trustee”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	sanctions and approves the proposals (the “Proposals”) to which this Extraordinary Resolution relates, which are defined and described in the Solicitation Memorandum;

(2)	assents to (and authorises, directs, requests and empowers the Trustee to consent to):

(a)	modify the Conditions as follows:

(I)
the decrease of the rate of interest in respect of the Bonds as provided in Condition 7 from 3 per cent. per annum to the New Interest Rate (as defined in the Solicitation Memorandum) from (and including,) the Interest Payment Date falling on 28 January 2013;

(II)
the pro-rata redemption of 16.88 per cent., being €37,811,200, in aggregate principal amount of the Bonds to be effected by a pro-rata reduction in the principal amount and Authorised Denomination of each Bond from €50,000 per Bond to €41,560 per Bond (representing the redemption of 16.88 per cent. of the principal amount of each Bond); and

(III)	the deletion in its entirety of the current definition of “Dividend Swap” from Condition 6 and its replacement with the following new definition:

““Dividend Swap” means the dividend swap dated 28 January 2010 and amended with effect from the Amendment Date between the Issuer and Controlinveste pursuant to which the Issuer has agreed to pay to Controlinveste amounts (“Party B Interim Exchange Amounts”) equal to any Retained Distribution Amounts received by the Issuer in any Relevant Year (except in respect of any Cash Dividends paid on or after 28 January 2014) and Controlinveste has agreed to pay to the Issuer amounts (the “Party A Fixed Amounts”) equal to the amount of interest payable under these Conditions on the relevant Bond Interest Payment Date, but excluding any interest payable on the Interest Payment Date falling on the Maturity Date;”

The modifications in subparagraphs (I) and (II) above shall be conditional on the satisfaction of the Amendment Condition and such Amendment Condition may not be waived by the Issuer;

(b)	the waiver of:

(I)
Condition 3(b)(1)(xii) to permit the amendment of certain of the Transaction Documents, and consent to any variation of, or exercise of any powers of consent or waiver pursuant to such Transaction Documents, or permit a party to such Transaction Documents, or any other person, whose obligations form part of the Security to be released from such obligations to effect the Proposals; and

(II)
Condition 3(b)(1)(xii), to permit the amendment of the Dividend Swap to (i) provide for the payment by Controlinveste of an amount in EUR equal to the Accrued Interest Amount, prior to the Settlement Date; and (ii) to modify the definition of Party B Interim Exchange Amount so that it is an amount in EUR equal to any Cash Dividends received by Party B (as defined in the Dividend Swap), if and to the extent that such Cash Dividends do not constitute a Capital Distribution, as more fully described in the Dividend Swap Amendment and Restatement Agreement; and

(c)	the authorisation of:

(I)
the Issuer and the Trustee to (i) permit the release from the Security of, and (ii) direct the Custodian Bank to release from the Cash Account, an amount in cash equal to the Cash Account Release Amount;

(II)
the Issuer to enter into the Dividend Swap Amendment and Restatement Agreement in order to effect the amendments to the Dividend Swap, and the Supplemental Trust Deed in order to effect the Proposals; and

(III)	the Trustee to enter into the Supplemental Trust Deed to effect the Proposals; and

(3)
authorises, sanctions, directs, requests, instructs, empowers and ratifies the Trustee to concur with and execute the amendments and provisions referred to in paragraphs (1) and (2) of this Extraordinary Resolution and the other amendments, to the Trust Deed and the Conditions set out in the draft supplemental trust deed in the form of the draft produced to this Meeting (the “Supplemental Trust Deed”) in order to give effect to and to implement such modifications, on or shortly after the passing of this Extraordinary Resolution, subject to it being indemnified and/or secured and/or prefunded to its satisfaction, to execute the Supplemental Trust Deed in the form of the drafts produced to this Meeting and signed by the chairman of this Meeting for the purpose of identification, with such amendments (if any) thereto as the Trustee may deem appropriate in its absolute discretion;

(4)	authorises, sanctions, directs, requests, instructs, empowers and ratifies the Trustee to enter into a waiver letter to effect the waiver specified in 2(b) above;

(5)
holds harmless, discharges and exonerates the Trustee from and against all liability for which it may have become or may become liable under the Trust Deed or the Bonds in respect of any act or omission including without limitation in connection with this Extraordinary Resolution or its implementation, such modifications or the implementation of those modifications; and

(6)
sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the Proposals, this Extraordinary Resolution or their implementation and/or the amendments and modifications to the Trust Deed or their implementation (in the manner set out in the draft Supplemental Trust Deed).

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed, or as applicable, the Solicitation Memorandum prepared by the Issuer and dated 13 July 2012”.

The Issuer has convened the Meeting for the purpose of enabling Bondholders to consider the proposals set out in the Solicitation Memorandum and, if they think fit, to pass the Extraordinary Resolution set out above.

Documents Available for Inspection

Bondholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, obtain copies of the documents set out below at the specified office of the Tabulation Agent set out below and at the registered office of the Issuer being 37, rue d’Anvers, L-1130 Luxembourg.

Documents available:

•	the Trust Deed dated 28 January 2010;

•	the Paying, Transfer and Exchange Agency Agreement dated 28 January 2010;

•	the Deed of Guarantee dated 28 January 2010;

•	the Pledge Agreement dated 28 January 2010;

•	the Dividend Swap Agreement dated 28 January 2010;

•	a draft (subject to non-material modification) of the Dividend Swap Amendment and Restatement Agreement;

•	a draft (subject to non-material modification) of the Supplemental Trust Deed; and

•	the Solicitation Memorandum dated 13 July 2012.

General

The attention of Bondholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in “Voting and Quorum” below. Having regard to such requirements, Bondholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

None of Credit Suisse Securities (Europe) Limited or Banco Comercial, Português, S.A. (the “Solicitation Agents”) expresses any view as to the merits of the Proposals or the Extraordinary Resolution. None of the Solicitation Agents have been involved in negotiating the Proposals or the Extraordinary Resolution and none of them make a representation that all relevant information has been disclosed to the Bondholders in or pursuant to the Notice of Meeting. Accordingly, each Solicitation Agent recommends that Bondholders who are unsure of the impact of the Proposals and the Extraordinary Resolution should seek their own independent financial, legal and tax advice, as appropriate.

The Issuer will bear certain legal, accounting and other professional fees and expenses associated with the Proposals, as more particularly agreed with the Solicitation Agents.

In accordance with normal practice, the Trustee has not been involved in the formulation of the Proposals outlined in the Solicitation Memorandum and the Trustee expresses no opinion on the merits of the Proposals or the Extraordinary Resolution but on the basis of the information contained in the Solicitation Memorandum has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Bondholders for their consideration. The Trustee recommends that Bondholders who are unsure of the impact of the Proposals and the Extraordinary Resolution should take their own independent financial, legal and tax advice on the merits and on the consequences of voting in favour of or against the Extraordinary Resolution. The Trustee is not responsible for the accuracy, completeness, validity or correctness of the statements made in the Solicitation Memorandum or omissions therefrom.

Voting and Quorum

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 3 to the Trust Deed, copies of which are available for inspection as referred to above.

Each person (a “Beneficial Owner”) who is the owner of a particular principal amount of the Bonds, other than the accountholders (“Accountholders”) as shown in the records of Euroclear or Clearstream, Luxembourg, should note that such person will not be an Accountholder for the purposes of this Notice of Meeting and will only be entitled to attend and vote at the Meeting or to appoint a proxy to do so in accordance with the procedures set out below.

Any Accountholder (directly or on behalf of Beneficial Owners) who has submitted Electronic Voting Instructions, as applicable, to the Clearing Systems no later than 48 hours before the time appointed for the Meeting in accordance with the procedures set out in the Solicitation Memorandum need not take any further action in relation to voting at the Meeting in respect of the Extraordinary Resolution. By submitting or delivering a duly completed Electronic Voting Instruction to the relevant Clearing Systems, the relevant Accountholder instructs the Principal Paying, Transfer and Exchange Agent to appoint the Tabulation Agent as proxy to attend and vote at the Meeting in favour or against of the Extraordinary Resolution.

The following paragraphs (1) and (2) apply only to Accountholders or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of Electronic Voting Instructions to the relevant Clearing System in accordance with the terms of the Solicitation Memorandum.

(1)
An Accountholder or Beneficial Owner wishing to attend and vote at the Meeting in person must produce at the Meeting either the Bond(s), or a valid form of proxy issued by a Principal Paying, Transfer and Exchange Agent relating to the Bond(s) or a document (in the case of a holder of a Bond which is a corporation) appointing such person as a representative of any such holder in respect of which he wishes to vote. An Accountholder not wishing to attend and vote at the Meeting in person may either deliver his Bond(s) or form of proxy or a document (in the case of an Accountholder which is a corporation) appointing such person as representative of any such holder or Beneficial Owner to the person whom he wishes to attend on his behalf or give a form of proxy (in a form obtainable from the specified offices of the Principal Paying, Transfer and Exchange Agents set out below) instructing the Principal Paying, Transfer and Exchange Agent to appoint a proxy to attend and vote at the Meeting in accordance with his instructions.

(2)
Bonds may be deposited with any Principal Paying, Transfer and Exchange Agent or held (to such Principal Paying, Transfer and Exchange Agent’s satisfaction) to the order of such Principal Paying, Transfer and Exchange Agent or under such Principal Paying, Transfer and Exchange Agent’s control or blocked in an account with a clearing system for the purpose of obtaining forms of proxy, not later than 48 hours before the time appointed for holding the Meeting (or, if applicable, any adjournment of such Meeting) or appointing representatives in respect of the relative Meeting. Bonds so deposited or held will not be released until the earlier of the conclusion of the Meeting (or, if applicable, any adjournment of such Meeting) specified in the form(s) of proxy or the surrender of the form(s) of proxy to the Principal Paying, Transfer and Exchange Agent which issued it.

The Extraordinary Resolution may only be considered at the Meeting if the Meeting is quorate. The Meeting will be quorate if at least two or more persons is or are present at the Meeting holding Bonds or being proxies or representatives who hold(s) or represent(s) the requisite principal amount of outstanding Bonds for the quorum requirement (as set out below across from “Original Meeting”). If the Meeting is not quorate, it will be adjourned to a later time and date. When the Meeting resumes following adjournment, the Trust Deed makes provision for a lower quorum requirement (as set out below across from “Adjourned Meeting”).

If within 15 minutes from the time fixed for the Meeting, a quorum is not present, the Meeting shall be adjourned to such date and to such place, not being less than 14 clear days nor more than 42 clear days, as may be appointed by the chairman of the Meeting either at or after the Meeting.

The quorum requirement is as follows:

Meeting	Quorum Requirement
Original Meeting
Two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in principal amount of the Bonds for the time being outstanding.

Adjourned Meeting
Two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Bonds for the time being outstanding.

Every question submitted to the Meeting will be decided in the first instance by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 2 per cent. in principal amount of the Bonds for the time being outstanding of the Bonds). On a show of hands every person who is present in person and who is holding Bonds or is a proxy or representative shall have one vote.

On a poll every person who is so present shall have one vote for each €50,000 in principal amount of Bonds for the time being outstanding held in respect of which he is proxy or representative.

In case of equality of votes the chairman shall, both on a show of hands and on a poll, have a casting vote in addition to any other votes that he may have as a holder of Bonds or as a proxy or representative.

Votes in favour of the Extraordinary Resolution must represent a majority of the votes cast consisting of not less than 75 per cent. of the votes cast on such poll, for the Extraordinary Resolution to be duly passed.

(1)
If passed, the Extraordinary Resolution will be binding upon all Bondholders, whether or not they were present or represented at the Meeting and whether or not they voted at the Meeting. This notice, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

(2)	Notice of the result of the Meeting will be given to Bondholders in accordance with the provisions of the Trust Deed.

(3)	Bondholders whose Bonds are held by Clearstream, Luxembourg or Euroclear should contact the following for further information:

Clearstream, Luxembourg:	Corporate Action (CIE) Department Tel: (Luxembourg) +352 24 33 8070, Fax: +352 24 36 8070

Euroclear:	Custody Operations Department Tel: (Brussels) +322 224 4245, Fax: +322 224 1459

(4)
The Solicitation Agents for the Proposals are:

Banco Comercial Português, S.A.
Avenida José Malhoa, no. 27, 1o
1099-010 Lisbon
Portugal
Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom

(5)	The Tabulation Agent with respect to the Proposals is: Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

(6)	The Principal Paying, Transfer and Exchange Agent with respect to the Bonds is as follows: Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

This notice is given by:

CONTROLINVESTE INTERNATIONAL FINANCE
13 July 2012